================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          HOMESTAKE MINING COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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Notes:

                            HOMESTAKE MINING COMPANY
                             650 California Street
                        San Francisco, California 94108

                               ----------------

                    Notice of Annual Meeting of Stockholders


                                Date: May 11, 1999

                                Time: 11:00 a.m.

                            Location: Colonial Room
                                      Westin St. Francis Hotel
                                      335 Powell Street
                                      San Francisco, California


To the Holders of Homestake Mining Company Common Stock:
To the Holders of Homestake Canada Inc. Exchangeable Shares:

  You are cordially invited to attend Homestake's 1999 Annual Meeting of Stockholders. At the Annual Meeting, we will report on matters of current interest to our Stockholders. In addition, we will ask you to:

  .elect four Class III directors;

  .appoint PricewaterhouseCoopers LLP as our auditors for 1999; and

  .consider and vote on any other business that properly comes before the meeting.

  If you were a record holder of Homestake Common Stock or Homestake Canada Inc. Exchangeable Shares at the close of business on March 15, 1999, you have the right to vote at the meeting.

  I look forward to seeing you on May 11.

                                          Sincerely,
                                          /s/ Jack E. Thompson
                                          Jack E. Thompson
                                          Chairman, President and Chief
                                           Executive Officer

March 25, 1999


  Your vote is important. Whether you plan to attend or not, please sign, date
                                      and
   return the enclosed proxy card or voting instruction form in the envelope provided.
         If you prefer to vote in person at the meeting, you may do so.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Voting at the Annual Meeting..............................................   1
  Who is Entitled to Vote at the Annual Meeting...........................   1
  Voting your Shares......................................................   1
  Revoking your Proxy or Voting Instructions..............................   2
  Votes Required to Approve the Proposals.................................   3
  Failure of Holders of HCI Exchangeable Shares to Give Instructions to
   Montreal Trust.........................................................   3
  Quorum Requirement......................................................   3
  Solicitation Costs......................................................   3
Share Ownership Information...............................................   4
  Ownership Guidelines....................................................   4
  Share Ownership by Homestake Directors and Executives...................   4
  Significant Stockholders................................................   5
Proposal No. 1--Election of Four Directors................................   6
Information about the Homestake Board.....................................   6
  Directors Nominated This Year for Class III Director Terms Expiring in
   2002...................................................................   6
  Continuing Class I Directors to Serve Until the 2000 Annual Meeting.....   7
  Continuing Class II Directors to Serve Until the 2001 Annual Meeting....   8
  Board Meetings and Committees...........................................   8
  Committee Membership Roster.............................................   9
  Director Compensation...................................................  10
Executive Compensation....................................................  12
  Summary Compensation Table..............................................  12
  Stock Option Plans......................................................  14
  Retirement Programs.....................................................  15
  Severance Agreements....................................................  16
Performance Graph.........................................................  17
Compensation Committee Report.............................................  18
Certain Related Party Transactions........................................  22
  Agreement With Case Pomeroy.............................................  22
  Transactions With Case Pomeroy..........................................  22
Proposal No. 2--Appointment of PricewaterhouseCoopers LLP.................  22
Other Information.........................................................  23
  Section 16(a) Beneficial Ownership Reporting Compliance.................  23
  Stockholder Proposals...................................................  23

                                PROXY STATEMENT

                                    for the

                           HOMESTAKE MINING COMPANY
                      1999 ANNUAL MEETING OF STOCKHOLDERS

                                                                 March 25, 1999

  The Homestake Board of Directors is soliciting your proxy to vote at the 1999 Annual Meeting of Stockholders. We have sent you:

  . This Proxy Statement, which summarizes information you need to know to vote at the Annual Meeting;

  . If you are a holder of Homestake Common Stock, a proxy card, which you can use to vote your shares of Homestake Common Stock;

  . If you are a holder of Homestake Canada Inc. (HCI) Exchangeable Shares, a voting instruction form, which you can use to give voting instructions to the Trustee holding the Special Voting Stock that indirectly permits you to vote at the Annual Meeting; and

  . Our 1998 Annual Report, which includes our financial statements and other important information about Homestake.

  This will be our first annual meeting after our recent acquisition of the minority interest in Prime Resources Group Inc., and we welcome our new stockholders.

                         VOTING AT THE ANNUAL MEETING

Who is Entitled to Vote at the Annual Meeting

  The "record date" for the Annual Meeting is March 15, 1999. If you held Homestake Common Stock or HCI Exchangeable Shares in your name at the close of business on March 15, 1999, you are entitled to vote at the Annual Meeting. On March 15, 1999, there were outstanding 231,099,814 shares of Homestake Common Stock and 8,099,210 HCI Exchangeable Shares, for a total of 239,199,024 shares entitled to vote at the Annual Meeting. If you owned Homestake Common Stock or HCI Exchangeable Shares at March 15, 1999, but they are in the name of a broker, bank or other nominee, that broker, bank or other nominee has to vote the shares unless you get a proxy from them.

Voting your Shares

 Homestake Common Stock

  Each share of Homestake Common Stock that you own in your name entitles you to one vote. Your proxy card indicates the number of shares of Homestake Common Stock that you own.

  There are two ways to vote your shares of Homestake Common Stock on proposals at the Annual Meeting:

  . You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your "proxy" (one of the individuals named on the proxy card) will vote your shares as you instruct on the proxy card. If you don't give instructions on how to vote your shares, your shares will be voted as recommended by the Homestake Board as follows:

    .""FOR'' the election of the four director nominees; and

    .""FOR'' the appointment of PricewaterhouseCoopers LLP as independent auditors for 1999.

  . You can attend the Annual Meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That's the only way we can be sure that the broker, bank or other nominee has not already voted your shares.

 HCI Exchangeable Shares

  Each HCI Exchangeable Share that you own in your name entitles you to one vote. Your voting instruction form indicates the number of HCI Exchangeable Shares that you own.

  There are two ways to vote your HCI Exchangeable Shares:

  . You can vote by signing and returning the enclosed voting instruction form. The voting instruction form permits you to instruct Montreal Trust Company of Canada to vote your HCI Exchangeable Shares. Montreal Trust serves as the trustee under the Voting, Support and Exchange Trust Agreement that Homestake, HCI and Montreal Trust entered into when HCI Exchangeable Shares were first issued. You also can use your voting instruction form to name a proxy. Your voting instruction form permits you to name the persons designated by Homestake as your proxies, or you can designate another proxy, including yourself. The Trustee must receive your voting instructions by Friday, May 7, 1999.

  . You can attend the Annual Meeting and vote in person. We will give you a ballot when you arrive. However, if your HCI Exchangeable Shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That's the only way we can be sure that the broker, bank or other nominee has not already instructed Montreal Trust to vote your shares.

  If any matter is presented in addition to election of directors and appointment of independent auditors, your proxies (if they are the persons designated by Homestake) will vote based on their best judgment. If you gave voting instructions to Montreal Trust to vote your HCI Exchangeable Shares, Montreal Trust has advised Homestake that it will vote on any such additional matters as recommended by Homestake's management. When this Proxy Statement went to press, we were not aware of any matters to be considered at the Annual Meeting other than the election of directors and the appointment of independent auditors.

Revoking your Proxy or Voting Instructions

 Revoking your Proxy for Homestake Common Stock

  If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

  .  You may send another proxy card with a later date.

  . You may notify Wayne Kirk, Homestake's Secretary, in writing before the Annual Meeting that you have revoked your proxy.

  .  You may vote in person at the Annual Meeting.

 Revoking your Voting Instructions for HCI Exchangeable Shares

  If you give voting instructions to Montreal Trust or appoint a proxy, you may revoke the voting instructions or the proxy at any time before the shares are voted by doing any one of the following:

  . You may send another voting instruction form with a later date to Montreal Trust.

  . You may notify Wayne Kirk, Homestake's Secretary, in writing before the Annual Meeting that you have revoked your voting instruction or proxy.

  . You may vote in person at the Annual Meeting by appointing yourself as proxy for your HCI Exchangeable Shares.

Votes Required to Approve the Proposals

  The Homestake Common Stock and the HCI Exchangeable Shares vote together as a single class. In the rest of this Proxy Statement, we use the term "Shares" to refer to both the Homestake Common Stock and the HCI Exchangeable Shares, and we use the term "Stockholders" to refer to holders of Homestake Common Stock and holders of HCI Exchangeable Shares.

  Election of Directors. Directors are elected by a plurality vote of Shares. This means that the four nominees receiving the highest number of votes will be elected, even if none receives a majority of the votes cast.

  Appointment of Independent Auditors. The appointment of
PricewaterhouseCoopers LLP as our independent auditors for 1999 must be approved by a majority of the Shares present at the Annual Meeting.

  Other Proposals. If any other proposals are presented at the Annual Meeting and are in order for voting, the number of votes required for approval will depend on the nature of the proposal. Under the Delaware law and New York Stock Exchange rules that regulate voting at our Stockholder Meetings, generally the number of votes required to approve a matter is a majority of the Shares represented at the Meeting or a majority of all Shares entitled to vote at the Meeting.

  Broker Votes, Non-Votes and Abstentions. If your broker holds your Shares in its name and you do not give the broker voting instructions, under the rules of the New York Stock Exchange, your broker may, but is not required to, vote your Shares on the two proposals presented at the Annual Meeting. If you do not give your broker voting instructions and the broker does not vote your Shares, this is referred to as a "broker non-vote." Abstentions or broker non-votes have no effect on the election of directors. Abstentions or broker non-votes on the proposal to appoint PricewaterhouseCoopers LLP as independent auditors have the same effect as a vote "against" the proposal.

Failure of Holders of HCI Exchangeable Shares to Give Instructions to Montreal Trust.

  If you hold HCI Exchangeable Shares and you do not give voting instructions to Montreal Trust or appoint another person as your proxy, Montreal Trust will NOT vote your HCI Exchangeable Shares.

Quorum Requirement

  A quorum of Shares is necessary to hold a valid meeting. If holders of at least a majority of the Shares outstanding are present or represented at the Annual Meeting, a quorum will exist. Abstentions and broker non-votes are counted as present for establishing a quorum.

Solicitation Costs

  We are soliciting proxies and voting instructions on behalf of Homestake's Board of Directors. This solicitation is being made by mail but also may be made by telephone or in person. We have hired D.F. King & Co., Inc. to assist in the solicitation process. We will pay D.F. King $12,000, plus expenses.

  We will ask banks, brokers and other institutions, nominees and fiduciaries to forward our proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for expenses.

                          SHARE OWNERSHIP INFORMATION

Ownership Guidelines

  Executives. In 1997, the Board of Directors established stock ownership guidelines for Company executives. The executives are encouraged, but not required, to meet the guidelines within five to seven years. The guideline for the Chief Executive Officer is ownership of Shares having a value approximately equal to three times base salary and for vice presidents the guidelines are either one or two times base salary, depending on the vice president's level of seniority and responsibility.

  Directors. Outside directors (that is, directors who are not employed by Homestake or any of our subsidiaries) are expected to own Shares having a value approximately equal to three times the annual retainer paid to outside directors. The annual retainer for 1999 is $16,000, so the expected level of ownership is Shares worth approximately $48,000. We expect current outside directors to achieve this level of stock ownership by the end of 2003. An outside directors who later joins the Board will be expected to achieve this level of stock ownership within five years of the date he or she becomes a board member.

Share Ownership by Homestake Directors and Executives

  The following table shows the number of Shares beneficially owned by Homestake's directors, its five highest paid executives, and all of its directors and executives as a group at March 1, 1999. It also shows the number of shares those directors and executives have a right to acquire on or before May 1, 1999.

  Other than Robert H. Clark, Jr. (see note 2 below), no director or executive beneficially owns more than one percent of the 239,199,024 Shares outstanding on March 15, 1999. All directors and executives together beneficially own, and have the right to acquire on or before May 1, 1999, approximately 3.36% of the Shares outstanding. This percentage includes Shares held by Case, Pomeroy & Company, Inc.

                                                             Total Beneficially
                                 Beneficially    Right to     Owned and Right
Name                             Owned Shares Acquire Shares to Acquire Shares
----                             ------------ -------------- ------------------
Gerhard Ammann.................       3,438             0            3,438
M. Norman Anderson(1)..........       4,228         5,914           10,142
Richard R. Burt................         219             0              219
Robert H. Clark, Jr.(2)........   6,448,995         1,736        6,450,731
G. Robert Durham...............      10,438         1,295           11,733
Douglas W. Fuerstenau..........       1,697         1,728            3,425
Paul McClintock(3).............       8,809             0            8,809
John Neerhout, Jr..............       3,438         1,254            4,692
Peter J. Neff..................       2,238             0            2,238
Stuart T. Peeler(4)............      10,219         1,885           12,104
Carol A. Rae...................         719           363            1,082
Jack E. Thompson...............      82,572       297,525          380,097
Jeffrey L. Zelms...............         488             0              488
Gene G. Elam(5)................      23,021       162,475          185,496
Wayne Kirk(6)..................      22,682       167,445          190,127
Gillyeard J. Leathley..........      12,959       104,725          117,684
William F. Lindqvist...........      12,082       129,350          141,432
All directors and executives as
 a group (25 persons)..........   6,719,543     1,325,470        8,045,013

--------
(1) Beneficially owned Shares includes 219 Shares owned by a wholly-owned company and 1,480 HCI Exchangeable Shares.
(2) Beneficially owned Shares includes 13,000 Shares owned by Mr. Clark's spouse and 6,411,776 Shares owned by Case, Pomeroy & Company, Inc. Mr. Clark is the President and Chief Executive Officer and, with family members, is a principal shareholder of Case Pomeroy. The Shares owned by Mr. Clark, including the Shares owned by Case Pomeroy, represent approximately 2.7% of the Shares outstanding as of March 1, 1999.
(3) Includes Shares owned by a wholly-owned company and a partly-owned company.
(4) Beneficially owned Shares includes Shares owned by a wholly-owned company.
(5) Mr. Elam retired on February 12, 1999. Amounts shown are as of February 12, 1999.
(6) Beneficially owned Shares includes 417 Shares held of record by two of Mr. Kirk's children. Mr. Kirk disclaims beneficial ownership of these Shares.

Significant Stockholders

  We have two Stockholders that beneficially own five percent or more of the 239,199,024 Shares outstanding as of March 15, 1999.

Name and Address                                  Number of Shares  Percent of
of Beneficial Owner                              Owned Beneficially   Class
-------------------                              ------------------ ----------
August Von Finck(1).............................     30,000,000(1)    12.54%(1)
 Pacellistrasse 4
 80333 Munich, Germany
Malaysia Mining Corporation Berhad..............     18,167,361        7.60%
 32nd Floor, Menara PNB
 201A Jalan Tun Razak
 50400 Kuala Lumpur
 Malaysia

--------
(1) Of the Shares shown, August Von Finck owns 21,000,000 Shares and three adult children of August Von Finck each owns 3,000,000 Shares. Each of August Von Finck and the three adult children disclaims beneficial ownership of the Shares held by the others.

  The information that appears in this table comes from reports filed with the United States Securities and Exchange Commission by Mr. Von Finck and members of his family and from information provided by Malaysia Mining.

                                PROPOSAL NO. 1

                          ELECTION OF FOUR DIRECTORS

  The Board of Directors of Homestake consists of 13 members, divided into three classes. One class is elected at each Annual Meeting of Stockholders to serve a three-year term. On May 11, 1999, two of the directors, G. Robert Durham and Douglas W. Fuerstenau, will be age 70 and will retire under the Company's mandatory retirement policy for directors. We have not nominated anyone to replace Mr. Durham or Mr. Fuerstenau, so the Board of Directors will amend the Company's By-laws on May 11, 1999 to reduce the total number of Directors to 11.

  In addition to the retirements, the terms of four Class III directors will expire at the date of the Annual Meeting. We have renominated each of those four Class III directors to serve an additional three-year term, to expire at the Annual Meeting in 2002. There are seven other directors who are not up for election this year, and they will continue in office.

                     INFORMATION ABOUT THE HOMESTAKE BOARD

Directors Nominated This Year for Class III Director Terms Expiring in 2002

                          Age at
                          May 11, Director
 Director                  1999    Since         Biographical Information
 --------                 ------- --------       ------------------------
 Gerhard Ammann(1).......    55     1998   Mr. Ammann, a chartered accountant,
                                           has been a partner with Mandataria
                                           Revision AG (consulting firm) since
                                           1998. He is a director of Monarch
                                           Resources Ltd. (gold mining).
 Richard R. Burt.........    52     1997   Mr. Burt has been the Chairman of
                                           IEP Advisors, Inc. (strategic and
                                           financial advisory services) since
                                           June 1993. He is also Chairman of
                                           Powerhouse Technologies, Inc.
                                           (gaming software design) and Weirton
                                           Steel Company (integrated steel
                                           producer). From April 1991 to June
                                           1993, he was a partner in McKinsey &
                                           Company (management consultants).
                                           Mr. Burt was the United States
                                           Ambassador to the Federal Republic
                                           of Germany from 1985 to 1989. He is
                                           a director of Archer Daniels Midland
                                           Company (processing and sales of
                                           agricultural commodities) and
                                           Hollinger International Inc.
                                           (publishing).
 Peter J. Neff...........    60     1998   Mr. Neff is an international
                                           business management consultant. He
                                           was previously employed by Rhone-
                                           Poulenc Inc. (chemicals and
                                           pharmaceuticals). He joined
                                           Rhone-Poulenc in 1987 as President
                                           and Chief Operating Officer and was
                                           elected Chief Executive Officer in
                                           1991 and served as President and
                                           Chief Executive Officer until his
                                           retirement in December 1997. Mr.
                                           Neff is a director of UST Inc.
                                           (tobacco and wine manufacturer and
                                           distributor) and Envirogen, Inc.
                                           (environmental services), and is
                                           Chairman of the Board of Trustees of
                                           Rider University.

--------
(1) Mr. Ammann was proposed as a director by August Von Finck, a significant Stockholder of the Company. See page 5.

                          Age at
                          May 11, Director
 Director                  1999    Since         Biographical Information
 --------                 ------- --------       ------------------------
 Carol A. Rae............    53     1995   Ms. Rae has been the President and
                                           Chief Executive Officer of
                                           Integrated Media and Marketing, LLC
                                           (producer of educational video and
                                           multimedia products) since 1995, and
                                           the President of MedVal Technologies
                                           International, Inc. (manufacturer of
                                           orthopedic splints) since 1984. She
                                           has been a member of the Board of
                                           Directors of the U.S. Chamber of
                                           Commerce since 1994. She was Senior
                                           Vice President and General Manager
                                           of the Refractive Division of Chiron
                                           Vision Corporation (manufacturer of
                                           ophthalmic intraocular lenses) from
                                           1994 until 1995 and Senior Vice
                                           President of Government Affairs of
                                           Chiron Vision from 1995 until 1997.
                                           She was President and Chief
                                           Executive Officer of Magnum Diamond
                                           Corporation (manufacturer of
                                           surgical instruments) from 1989 to
                                           1995.


              The Board of Directors recommends that you vote FOR
                 each of the directors nominated by Homestake.


Continuing Class I Directors to Serve Until the 2000 Annual Meeting

                          Age at
                          May 11, Director
 Director                  1999    Since         Biographical Information
 --------                 ------- --------       ------------------------
 M. Norman Anderson......    68     1992   Mr. Anderson is President of Norman
                                           Anderson & Associates Ltd. (mining
                                           consultants). Mr. Anderson was a
                                           director of Homestake Canada Inc.
                                           (HCI) from 1987 to 1993, and was the
                                           Chairman of the Board of Directors
                                           of HCI from February 1991 to July
                                           1992, when the Company acquired the
                                           outstanding voting shares of HCI. He
                                           is a director of Solv-ex Corporation
                                           (tar sands processing), Finning
                                           International (construction
                                           equipment sales and service),
                                           Buenaventura S.A. (gold and silver
                                           mining) and Toronto Dominion Bank.
 Robert H. Clark, Jr.....    58     1984   Mr. Clark has been Chief Executive
                                           Officer since 1993, President since
                                           1983, and a director since 1968 of
                                           Case, Pomeroy & Company, Inc.
                                           (mining, oil and gas, real estate).
                                           Mr. Clark is a director of FINOVA
                                           Group Inc. (financial services).
 Jeffrey L. Zelms........    55     1997   Mr. Zelms has been the President
                                           since 1986 and the Chief Executive
                                           Officer since 1992 of the Doe Run
                                           Company (lead, zinc and copper
                                           mining, lead fabrication and
                                           recycling). He is a director of the
                                           Phoenix Textile Corporation (linen
                                           supplier for the health industry).

Continuing Class II Directors to Serve Until the 2001 Annual Meeting

                          Age at
                          May 11, Director
 Director                  1999    Since         Biographical Information
 --------                 ------- --------       ------------------------
 Paul McClintock.........    49     1998   Mr. McClintock has been a director
                                           of McClintock Associates Pty Limited
                                           (investment banking) since 1985. He
                                           was the chairman of Plutonic
                                           Resources Limited (gold mining) from
                                           1996 until April 1998, when
                                           Homestake acquired Plutonic. He is a
                                           director of Ashton Mining Limited
                                           (diamond mining) and Tower Life
                                           Australia Limited (life insurance
                                           and financial services).
 John Neerhout, Jr.......    68     1989   Mr. Neerhout has been the Chairman
                                           of London and Continental Railways
                                           Ltd. (rail transportation) since
                                           April 1998. He was the Managing
                                           Director of Union Railways Limited
                                           from April 1997 until December 1998,
                                           and he was the Executive Chairman of
                                           London and Continental Railways Ltd.
                                           from April until December 1998.
                                           Mr. Neerhout retired as Executive
                                           Vice President of Bechtel Group Inc.
                                           (engineering and construction) in
                                           October 1996, a position he held
                                           since 1986. Mr. Neerhout was also a
                                           director of and held executive
                                           positions with Bechtel Group Inc.
                                           and other of its affiliated
                                           companies before his retirement.
 Stuart T. Peeler(2).....    69     1981   Mr. Peeler has been a petroleum
                                           industry consultant since 1989. From
                                           1982 until 1988, he was Chairman of
                                           the Board and Chief Executive
                                           Officer of Statex Petroleum, Inc. He
                                           is a director of Chieftain
                                           International, Inc. (oil and gas
                                           exploration and production) and
                                           Chieftain International Funding
                                           Corp. (financial services).
 Jack E. Thompson........    49     1994   Mr. Thompson has been the Chairman
                                           of Homestake since July 1998, the
                                           Chief Executive Officer of Homestake
                                           since May 1996, and President and a
                                           director of Homestake since August
                                           1994. He was Executive Vice
                                           President--Canada of Homestake and
                                           President and Chief Executive
                                           Officer of Prime Resources Group
                                           Inc. and HCI from July 1992 until
                                           August 1994. He has held other
                                           positions with Homestake and its
                                           subsidiaries beginning in 1981.

--------
(2) Mr. Peeler will be age 70 at the time of the 2000 annual meeting and will retire at that time unless the mandatory retirement policy for directors is waived.

Board Meetings and Committees

  In 1998, our full Board met 14 times.

  Our Board has seven standing committees:

  The Audit Committee receives and considers the reports of our auditors, and oversees our internal auditing. The Audit Committee also recommends to the Board which auditing firm we should retain for the next fiscal year. All of the members of the Audit Committee are "outside directors," that is, directors who are not employees of Homestake or any of our subsidiaries. The Audit Committee met three times during 1998.

  The Compensation Committee evaluates and recommends to the Board the compensation and benefits for our executives and key employees. The Compensation Committee also administers our stock and retirement plans. All of the members of the Compensation Committee are outside directors. The Compensation Committee met two times during 1998.

  The Director Affairs Committee reviews and evaluates candidates for director, including nominees recommended by our Stockholders. This committee also makes recommendations to the Board regarding director compensation and stock ownership. All of the members of the Director Affairs Committee are outside directors. The committee met three times during 1998.

  The Environment, Health and Safety Committee oversees our compliance with environment, health and safety laws and policies. All of the members of the Committee are outside directors. The committee met two times during 1998.

  The Executive Committee has authority to exercise most of the powers of the Board on an "as needed" basis when the Board is not in session. The Executive Committee did not meet during 1998.

  The Finance Committee makes recommendations to the Board about dividends, investments and financial matters. This committee also oversees the investments in our pension and savings plans. The Finance Committee met three times during 1998.

  The Committee of the Whole includes all directors other than directors who are employees of the Company. This Committee evaluates the state of the Company and its Strategic Plan, evaluates the performance of the Chief Executive Officer, and sets corporate goals and individual performance goals for the Chief Executive Officer. The Committee of the Whole met two times during 1998.

  During 1998, each director attended at least 75% of the total number of meetings of the Board of Directors and Committees on which he or she served. The average attendance at Board and Committee meetings was at least 95%.

Committee Membership Roster

                                                    Environ-
                                                      ment
                                                     Health                     Committee
                                  Compen-  Director   and                        of the
          Name            Audit    sation  Affairs   Safety  Executive Finance    Whole
-----------------------------------------------------------------------------------------
  Gerhard Ammann                     X                                    X         X
-----------------------------------------------------------------------------------------
  M. Norman Anderson        X        X              Chairman     X                  X
-----------------------------------------------------------------------------------------
  Richard R. Burt           X                 X                                     X
-----------------------------------------------------------------------------------------
  Robert H. Clark, Jr.   Chairman                                X        X         X
-----------------------------------------------------------------------------------------
  G. Robert Durham                Chairman    X        X         X              Chairman
-----------------------------------------------------------------------------------------
  Douglas W. Fuerstenau              X     Chairman    X                            X
-----------------------------------------------------------------------------------------
  Paul McClintock           X                                             X         X
-----------------------------------------------------------------------------------------
  John Neerhout, Jr.        X        X                 X                            X
-----------------------------------------------------------------------------------------
  Peter J. Neff             X        X                                              X
-----------------------------------------------------------------------------------------
  Stuart T. Peeler                            X                  X     Chairman     X
-----------------------------------------------------------------------------------------
  Carol A. Rae                                X        X                  X         X
-----------------------------------------------------------------------------------------
  Jack E. Thompson                                           Chairman     X
-----------------------------------------------------------------------------------------
  Jeffrey L. Zelms                   X                 X                            X

                             Director Compensation

Outside Directors' Plan......  Last year, Homestake adopted the 1998 Outside
                               Directors' Stock Compensation Plan. The purpose of the Outside Directors' Plan is to encourage outside director ownership of Homestake Common Stock, which we think better aligns the interests of outside directors and our stockholders.

Annual Fees..................  We pay our outside directors an annual retainer of $16,000:

                                   .  we pay $8,000 in cash; and

                                   .  we pay $8,000 in Homestake Common Stock
                                      under our Outside Directors' Plan.

                               In addition, the Outside Directors' Plan permits an outside director to take any part of the cash portion of the annual retainer in Homestake Common Stock. If the outside director makes this election, he or she will receive one additional share of stock for each four shares paid in lieu of the cash portion of the retainer. The right to receive those additional shares vests in installments over a three-year period, and the outside director has to continue to be a director at the time of vesting, subject to certain exceptions.

                               We also pay a director who serves as the chairman of a committee an annual fee of $2,000.

Meeting Fees.................  We pay outside directors a fee of:

                                   .  $1,000 for each Board or committee
                                      meeting; and

                                   .  $1,500 per trip if the outside director
                                      resides on another continent and travels to North America to attend Board or committee meetings.

Prime Fees ..................  Before we acquired the minority interest in
                               Prime in December 1998, Prime was a publicly-held company. M. Norman Anderson, an outside director of Homestake, was a director of Prime. Four of our executive officers also served on the Prime board: Gene G. Elam, Wayne Kirk, Gillyeard J. Leathley and Walter T. Segsworth.

                               During 1998, Prime paid directors who were not employed by Homestake or Prime an annual retainer of C$10,000. All directors received C$1,000 for each board or committee meeting the director attended in person and C$750 for each board or committee meeting the director attended by telephone. In 1998, Mr. Anderson received from Prime an aggregate of C$21,250 in director fees. Fees paid to Messrs. Elam, Kirk and Leathley are reflected in the executive compensation table that appears on page 12 of this Proxy Statement.

Share Rights.................  Share rights granted under the Outside
                               Directors' Plan give an outside director the right to receive, for no additional consideration, Homestake Common Stock on the date the outside director stops serving as a Homestake director.

                               We grant an outside director 2,000 share rights when he or she joins the Board. In 1998, we made grants of share rights for 2,000 shares of Homestake Common Stock retroactively to five outside directors who joined our Board in 1997 and 1998. On an annual basis, we also grant each outside director share rights for 1,000 shares of Homestake Common Stock as compensation for the prior year's service. Share rights are canceled if the director doesn't serve three full years from the date of grant, subject to certain exceptions.

                               Before the Outside Directors' Plan went into effect, we granted share rights to outside directors under the Homestake Stock Option and Share Rights Plan--1996 (1996 Plan). The number of shares of Homestake Common Stock that an outside director was entitled to annually was determined by dividing 10% of the total compensation paid for services as a Homestake director during the prior year by the fair market value of Homestake Common Stock at the time of announcement of earnings for that year. During 1998, a total of 3,775 share rights were granted to outside directors, ranging from 84 to 493 share rights per outside director.

Deferred Compensation Plan...  Outside directors can defer cash and stock compensation of $2,000 or more per year under our Deferred Compensation Plan. Cash amounts deferred are credited with interest equal to 120% of the monthly Moody's Corporate Bond Yield Average. The Compensation Committee may increase the interest component. Stock amounts deferred are credited with dividend equivalents.

Retirement Plan..............  We provide qualifying outside directors with retirement benefits under the Outside
                               Directors' Retirement Plan. An outside director qualifies if he or she does not have a fully vested interest under one of our tax-qualified retirement plans for employees. The retirement benefit, which is fixed when the outside director retires, is equal to the annual retainer (currently $16,000 per year) payable on the retirement date multiplied by the number of years the director served as an outside director. The retirement benefit is paid in monthly installments based on the number of months he or she was an outside director.


Consulting Agreement
with Stuart T. Peeler........  Since July 1992, Mr. Peeler has had a
                               consulting agreement with Homestake. Under this agreement, he provides advisory services on Homestake's investment in the Main Pass 299 oil and sulphur project in the Gulf of Mexico. He receives $1,000 for each day of services he provides. In 1998, Homestake paid $11,595 to Mr. Peeler under this agreement.


Consulting Agreement
with Paul McClintock.........  Since October 1, 1998, Mr. McClintock has had a
                               consulting agreement with Plutonic Resources
                               Limited, an Australian subsidiary of Homestake. He provides advisory services in respect of Australian business and governmental affairs. He receives the Australian dollar equivalent of $50,000 per year for services under the agreement.

                            EXECUTIVE COMPENSATION

  The following table shows the compensation paid for 1998, 1997 and 1996 to Jack E. Thompson and the other four executives whose pay was the highest in 1998. Gene G. Elam retired on February 12, 1999.

Summary Compensation Table

                                  Annual Compensation             Long-Term Compensation
                              ---------------------------    ----------------------------------
                                                                      Awards            Payouts
                                                  Other      -------------------------- -------
                                                 Annual       Restricted    Securities   LTIP   All Other
Name and                                         Compen-     Stock Awards   Underlying  Payouts  Compen-
Principal Position       Year  Salary   Bonus   sation(1)       ($)(2)      Options (#)   ($)    sation
------------------       ---- -------- -------- ---------    -------------  ----------- ------- ---------
Jack E. Thompson........ 1998 $490,000 $300,000  $18,393(4)    $631,000(5)    252,600     $ 0    $21,174(6)
 Chairman, President and                                         61,302(7)
 Chief Executive         1997  475,000  285,000   18,778(4)     475,950(5)    133,400       0     15,874
 Officer(3)                                                     136,810(7)
                                                                213,738(8)
                         1996  422,452  225,000   25,212(4)           0        56,100       0     12,044
Gene G. Elam............ 1998  291,500  114,500    6,087(9)     237,000(5)    107,800       0     15,041(10)
 Vice President, Finance                                          3,875(7)
 and                                                             22,491(8)
 Chief Financial Officer
                         1997  283,000   98,900    5,213(9)     178,125(5)     57,100       0     13,906
                                                                 44,250(7)
                                                                 22,501(8)
                         1996  272,000   95,700   24,167(9)           0        17,900       0     11,546
Wayne Kirk.............. 1998  364,600  148,500    5,511(11)    296,000(5)    134,800       0     15,382(12)
 Vice President, General                                          3,115(7)
 Counsel and Corporate                                           29,996(8)
 Secretary
                         1997  354,000  138,700    5,076(11)    223,725(5)     71,300       0     12,790
                                                                 31,738(7)
                                                                 15,000(8)
                         1996  340,000  121,400    1,110(11)          0        22,300       0     10,908
Gillyeard J. Leathley... 1998  240,000   89,250   21,531(13)    195,000(5)     88,700       0     18,421(14)
 Senior Vice President,                                          23,619(8)
 Operations
                         1997  223,606   76,800   19,556(13)    136,800(5)     43,600       0     14,975
                                                                 14,371(7)
                                                                 45,000(8)
                         1996  208,000   71,700   18,995(13)          0        15,400       0     10,438
William F. Lindqvist.... 1998  240,000   50,400   13,445(15)    195,000(5)     88,700       0     19,724(16)
 Vice President,                                                 75,002(8)
 Exploration
                         1997  223,000   93,800   13,615(15)    146,775(5)     47,000       0     13,926
                         1996  224,000   77,300   19,731(15)          0        16,500       0     10,916

-------
 (1) The Securities and Exchange Commission does not require us to report the value of personal benefits for any year unless the total value exceeds the lesser of 10 percent of the executive's salary and bonus or $50,000.
 (2) In March 1997, the Compensation Committee adopted three restricted stock programs (described in notes 5, 7 and 8 below) for senior executives (Vice Presidents and above) to provide those executives with additional incentive to encourage them to increase their ownership in the Company. We think that this better aligns the interests of the executives and our Stockholders.
 (3) Mr. Thompson was President and Chief Operating Officer until May 1996. He was appointed President and Chief Executive Officer in May 1996 and he was appointed Chairman of the Board in July 1998.
 (4) This consists of: for 1998, $1,393 (financial planning) and $17,000 (director's fees); for 1997, $1,178 (financial planning) and $17, 600 (director's fees); and for 1996, $6,012 (financial planning) and $19,200 (director's fees).
 (5) This was the value at date of grant of restricted stock rights granted under the Performance Based Program. Under the Performance Based Program, the Compensation Committee grants restricted stock rights to senior executives. The rights vest over time if the performance goals set out in the rights agreement are met. The executive has to continue to be employed on the vesting dates. Restricted stock rights under the Performance Based Program accrue dividend credits, and the dividend credit amounts are paid when the related stock rights vest. For 1998, the amounts shown in the table are the dollar values of the following share grants: Mr. Thompson--63,100 shares; Mr. Elam--23,700 shares; Mr. Kirk--29,600 shares; Mr. Leathley--19,500 shares; and Mr. Lindqvist--19,500 shares. For 1997, the amounts shown in the table are the dollar values of the following share grants: Mr. Thompson--33,400 shares; Mr. Elam--12,500 shares; Mr. Kirk--15,700 shares; Mr. Leathley--9,600 shares; and Mr. Lindqvist--10,300 shares.
 (6) This consists of $9,600 (matching contribution to savings plan), $2,470 (imputed interest on split dollar life insurance), $2,297 (tax gross-up related to split dollar life insurance), $1,254 (above market component of interest paid on deferred compensation plan), and $5,553 (dividend credit amounts paid on vested stock under the Performance Based Program (see note 5) and the Bonus Stock Program (see note 7)).
 (7) This was the value at date of grant of restricted stock rights granted under the Matching Stock Award Program. Under the Matching Stock Award Program, the Compensation Committee grants restricted stock rights to senior executives. The rights entitle the executives to receive one Share of Homestake Common Stock for each three Shares owned by the senior executive that are "enrolled" with the Company. The enrolled Shares must be held for five years and the executive must continue to be employed during the five years for the matching Shares to vest. For 1998, the amounts shown in the table are the dollar values of the following share grants: Mr. Thompson--7,910 shares; Mr. Elam--500 shares; and Mr. Kirk-- 402 shares. For 1997, the amounts shown are the dollar values of the following share grants: Mr. Thompson--9,275 shares; Mr. Elam--3,000 shares; Mr. Kirk--2,151 shares; and Mr. Leathley--974 shares.
 (8) This was the value at date of grant of restricted stock rights granted under the Bonus Stock Program. Under the Bonus Stock Program, the Compensation Committee gives senior executives the opportunity to exchange part or all of their annual cash bonuses (if paid) for restricted stock. The Shares awarded are equal in value to 150% of the cash foregone, and the Shares vest over time. The executive must continue to be employed on the vesting dates to receive the shares. Restricted stock rights under the Bonus Stock Program accrue dividend credits, and the dividend credit amounts are paid when the related stock rights vest. For 1998, the amounts shown in the table are the dollar values of the following share grants: Mr. Elam--1,894 shares; Mr. Kirk--2,526 shares; Mr. Leathley--1,989 shares; and Mr. Lindqvist--6,316 shares. For 1997, the amounts shown in the table are the dollar values of the following share grants: Mr. Thompson--18,894 shares; Mr. Elam--1,989 shares; Mr. Kirk--1,326 shares; and Mr. Leathley--3,978 shares.
 (9) This consists of: for 1998, $900 (financial planning) and $5,187 (director's fees paid by a publicly held subsidiary); for 1997, $880 (financial planning) and $4,333 (director's fees paid by a publicly held subsidiary); and for 1996, $1,620 (financial planning) and $22,547 (director's fees paid by a publicly held subsidiary).
(10) This consists of $9,600 (matching contribution to savings plan), $1,574 (imputed interest on split dollar life insurance), $1,629 (tax gross-up related to split dollar life insurance), $411 (above market component of interest paid on deferred compensation plan), and $1,827 (dividend credit amounts paid on vested stock under the Performance Based Program and the Bonus Stock Program).
(11) This consists of director's fees paid by a publicly held subsidiary.
(12) This consists of $9,600 (matching contribution to savings plan), $2,082 (imputed interest on split dollar life insurance), $1,401 (tax gross-up related to split dollar life insurance), $68 (above market component of interest paid on deferred compensation plan), and $2,231 (dividend credit amounts paid on vested stock under the Performance Based Program and the Bonus Stock Program).
(13) This consists of: for 1998, $5,857 (financial planning), $5,674 (director's fees paid by a publicly held subsidiary) and $10,000 (forgiveness of relocation loan); for 1997, $5,021 (financial planning), $4,535 (director's fees paid by a publicly held subsidiary) and $10,000 (forgiveness of relocation loan); and for 1996, $4,967 (financial planning), $563 (director's fees paid by a publicly held subsidiary) $10,000 (forgiveness of relocation loan), and $3,465 (tax gross-up related to relocation expenses).
(14) This consists of $9,600 (matching contribution to savings plan), $4,400 (imputed interest on split dollar life insurance), $1,107 (tax gross-up related to split dollar life insurance), $1,328 (above market component of interest paid on deferred compensation plan), $417 (interest in Canadian retirement account), and $1,569 (dividend credit amounts paid on vested stock under the Performance Based Program and the Bonus Stock Program).
(15) This consists of: for 1998, $3,445 (financial planning) and $10,000 (forgiveness of relocation loan); for 1997, $3,615 (financial planning) and $10,000 (forgiveness of relocation loan); and for 1996, $6,497 (financial planning), $10,000 (forgiveness of relocation loan), and $3,234 (tax gross-up related to relocation expenses).
(16) This consists of $9,600 (matching contribution to savings plan), $1,594 (imputed interest on split dollar life insurance), $2,939 (tax gross-up related to split dollar life insurance), $2,360 (above market component of interest paid on deferred compensation plan), $1,808 (reimbursement for spousal travel and related tax gross-up), and $1,423 (dividend credit amounts paid on vested stock under the Performance Based Program).

  We have a Deferred Compensation Plan that permits directors, officers and other key employees selected by the Compensation Committee to defer income. Participants may elect to defer each year from $2,000 up to 100 percent of their compensation. Cash amounts deferred are credited with interest in an amount equivalent to 120% of (i) the monthly Moody's Corporate Bond Yield Average as published by Moody's Investors Service, Inc. and (ii) any additional amount the Compensation Committee decides is appropriate. Directors can also elect to defer Share compensation and be credited with the equivalent of dividends payable on that amount of Stock.

Stock Option Plans

 Options Granted

  This table gives certain information with respect to options to acquire common stock that were granted under our stock option plan during 1998 to Mr. Thompson and the other four named executives.

                             OPTION GRANTS IN 1998

                                                                             Potential Realizable
                                                                               Value at Assumed
                           No. of     % of Total                             Annual Rates of Stock
                         Securities    Options                                Price Appreciation
                         Underlying   Granted to   Exercise or                  for Option Term
                          Options     Employees    Base Price   Expiration   ---------------------
Name                     Granted(1) in Fiscal Year   ($/SH)        Date        5%(2)      10%(2)
----                     ---------- -------------- ----------- ------------- ---------- ----------
Jack E. Thompson........  252,600       15.91%        $9.37    March 2, 2008 $1,734,867 $4,164,457
Gene G. Elam............  107,800        6.79          9.37    March 2, 2008    740,375  1,777,230
Wayne Kirk..............  134,800        8.49          9.37    March 2, 2008    925,812  2,222,362
Gillyeard J. Leathley...   88,700        5.59          9.37    March 2, 2008    609,195  1,462,341
William F. Lindqvist....   88,700        5.59          9.27    March 2, 2008    609,195  1,462,341

--------
(1) Granted at fair market value. Granted on March 2, 1998 and vest in 25 percent increments on the first through fourth anniversaries of the grant date. Vesting of options is accelerated in specified circumstances, including upon certain reorganizations and the commencement of certain tender offers.
(2) Compounded annually.

 Year-End Values

  This table shows the value of the options held by Mr. Thompson and the other four named executives at the end of 1998. None of Mr. Thompson or the four executives exercised options in 1998.

                        OPTION VALUES AT 1998 YEAR END

                                 No. of Securities       Value of Unexercised
                              Underlying Unexercised     In-The-Money Options
                                Options at Year-End           at Year-End
Name                         Exercisable/Unexercisable Exercisable/Unexercisable
----                         ------------------------- -------------------------
Jack E. Thompson............      181,800/388,475                $0/0
Gene G. Elam................      122,750/163,600                 0/0
Wayne Kirk..................      105,500/204,450                 0/0
Gillyeard J. Leathley.......       62,425/134,475                 0/0
William F. Lindqvist........       91,300/137,200                 0/0

Retirement Programs

 Homestake Retirement Plan

  Our full-time, nonunion U.S. employees (about 448 persons at the end of 1998) participate in the Homestake Retirement Plan, a noncontributory defined benefit plan. Participants accrue benefits at the rate of two percent per year of service during the first 25 years and one-half percent for each year of service thereafter. Normal retirement age is 65. Participants at least 55 with five years of service can retire early with reduced benefits. The Retirement Plan is integrated with Social Security. A participant who retires at age 65 with 25 years of service will get a monthly benefit equal to one-half of his or her average monthly pay (salary and bonus) during the five years of highest pay, less one-half of the participant's Social Security benefits. There is a cost-of-living increase, up to a maximum of three percent per year. Benefits vest after five years of service. We make annual actuarially determined contributions to the Retirement Plan and do not segregate contributions by employees.


  The following table shows estimated annual payments under the Retirement Plan for retirees aged 65 with the years of service and levels of pay shown. The table includes amounts that may be payable under our Supplemental Retirement Plan described below (the SRP). The amounts are calculated on a straight life annuity basis and are shown before the Social Security offset mentioned above. For purposes of the Retirement Plan and the SRP, Messrs. Elam, Kirk, Leathley, Lindqvist and Thompson had 8, 6, 12, 6 and 17 years of service at of the end of 1998. For these plans, earnings include salary and bonus but exclude directors' fees and other benefits that are included in the Summary Compensation Table.

                           HOMESTAKE RETIREMENT PLAN

   Average Annual
      Earnings                         Years of Service
   (60 Consecutive   -----------------------------------------------------
   Highest Months)   10 Years 15 Years 20 Years 25 Years 30 Years 35 Years
   ---------------   -------- -------- -------- -------- -------- --------
      $250,000       $ 50,000 $ 75,000 $100,000 $125,000 $131,250 $137,500
       300,000         60,000   90,000  120,000  150,000  157,500  165,000
       350,000         70,000  105,000  140,000  175,000  183,750  192,500
       400,000         80,000  120,000  160,000  200,000  210,000  220,000
       450,000         90,000  135,000  180,000  225,000  236,250  247,500
       500,000        100,000  150,000  200,000  250,000  262,500  275,000
       550,000        110,000  165,000  220,000  275,000  288,750  302,500
       600,000        120,000  180,000  240,000  300,000  315,000  330,000
       650,000        130,000  195,000  260,000  325,000  341,250  357,500
       700,000        140,000  210,000  280,000  350,000  367,500  385,000

 Homestake Supplemental Retirement Plan

  The U.S. Internal Revenue Code puts a maximum yearly payment limit on benefits payable under qualified retirement plans. For 1998, that annual limit was $130,000. Federal law also limits the amount of pay that may be considered in determining the retirement benefits payable under qualified retirement plans. In 1998, that limit was $160,000 per year. Under the SRP, the Compensation Committee can authorize additional retirement payments for selected executives and key employees to make up the difference between the full amount of their pension as determined under the Retirement Plan and the maximum amount that may be paid by a qualified retirement plan under the law. These extra SRP payments are paid from a "rabbi trust" that we fund with contributions from time to time. Messrs. Kirk, Leathley, Lindqvist and Thompson participate in the SRP. Mr. Elam participated in the SRP prior to his retirement in February 1999.

 Homestake Executive Supplemental Retirement Plan

  We also have an Executive Supplemental Retirement Plan (the ESRP) that allows us to pay additional retirement pay to executives and key employees that are selected by the Compensation Committee. A plan like the ESRP helps us to compete with other companies in getting and keeping highly qualified senior management. ESRP participants get service credit equal to 4-1/3% multiplied by years of service, up to a maximum of 15 years.

Then we multiply service credit by the average monthly pay (salary and bonus) during the three years of highest pay to determine a monthly benefit. We reduce that monthly benefit by the benefits payable under all other Homestake retirement plans (except the contributory savings plans). Once the ESRP participant reaches age 65, we also reduce the benefit by one-half of Social Security and comparable foreign plan benefits. Participants can retire at age 62 after 10 years of continuous service. A participant who is at least age 55 with 10 years of service can ask for early retirement and receive a reduced benefit if the Compensation Committee approves. The ESRP benefits are paid from the "rabbi trust" mentioned above. The following table shows estimated annual payments under the ESRP for a 62 year old retiree with the years of service and levels of pay shown. The amounts are calculated on a straight life annuity basis and are shown before the offsets for Social Security and comparable foreign plans, and before reduction for payments under our other retirement plans. The payments are not limited by the laws that apply to qualified plans. Messrs. Kirk, Leathley and Thompson participate in the ESRP, and had 6, 12 and 15 years of service credit at the end of 1998. Mr. Elam participated in the ESRP prior to his retirement in February 1999. Mr. Lindqvist was a Homestake employee once before and, following our 1992 acquisition of International Corona Corporation, he was fully vested in his benefits under the Homestake ESRP with 15 years of deemed service. When he came back to Homestake in 1995, we agreed to recalculate his ESRP benefits based on the three years of highest pay after the date of re-employment, subject however to his completing five years of service from the date of re-employment, unless we terminate his employment for reasons other than cause.

               HOMESTAKE EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

       Average Annual
          Earnings                            Years of Service
       (36 Consecutive           ----------------------------------------------------------
       Highest Months)           10 Years                 13 Years                 15 Years
       ---------------           --------                 --------                 --------
          $250,000               $108,333                 $140,833                 $162,500
           300,000                130,000                  169,000                  195,000
           350,000                151,667                  197,167                  227,500
           400,000                173,333                  225,333                  260,000
           450,000                195,000                  253,500                  292,500
           500,000                216,667                  281,667                  325,000
           550,000                238,333                  309,833                  357,500
           600,000                260,000                  338,000                  390,000
           650,000                281,667                  366,167                  422,500
           700,000                303,333                  394,333                  455,000

Severance Agreements

  We have severance arrangements with Messrs. Kirk, Leathley, Lindqvist and Thompson under which they are entitled to benefits if there is a change of control of Homestake and certain things happen. A change of control may occur in any of the following circumstances: (i) we are a party to a merger or combination and less than 75% of the shares in the surviving public company are owned by our Stockholder group as it existed immediately before the transaction; (ii) we sell at least 75% of our assets (calculated at fair market value); or (iii) a person or group (as defined in the SEC's rules) accumulates Stock with at least 25% in voting power in election of our directors. For benefits to be payable under the arrangements, within a specified period after the change of control (generally three years), the executive has to lose his job, other than for cause, or the executive has to resign after (i) a reduction in salary or certain other benefits, (ii) a change in location of employment, (iii) a change in position, duties, responsibilities or status inconsistent with the executive's prior position or
(iv) a reduction in responsibilities, titles, or offices as in effect immediately before the change of control. Benefits include (i) a lump sum cash payment equal to two times the highest annual salary and bonus during the three years before termination, (ii) continued insurance and certain other fringe benefits for two years, (iii) vesting in the ESRP described above as if the employee worked until age 62, (iv) accelerated vesting of stock options and partial vesting in the restricted stock grants described in footnotes 5, 7 and 8 to the compensation table on page 12, and (v) relocation assistance to the extent not provided by another employer. These benefits are in place of any severance benefits under our general severance policy. Mr. Elam had such a serverance arrangement prior to his retirement in February 1999.

                               PERFORMANCE GRAPH

  The following graph shows the cumulative total Stockholder return on Homestake Common Stock for the five years ended December 31, 1998, based on the market price of the Homestake Common Stock and assuming reinvestment of dividends, and compares it with the comparable cumulative total return of companies included in the Standard & Poor's 500 Index and the Standard & Poor's Gold & Precious Metals Mining Index.

  The Performance Graph is not be deemed to be incorporated by reference into any filing by Homestake under the Securities Act of 1933 or the Securities Exchange Act of 1934.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
               AMONG HOMESTAKE MINING COMPANY, THE S&P 500 INDEX
                AND THE S&P GOLD & PRECIOUS METALS MINING INDEX





                        PERFORMANCE GRAPH APPEARS HERE

                               1993   1994  1995  1996   1997    1998
Homestake Mining Company      100.00    80    70     65     45     45
S&P 500                       100.00   100   145    170    230    290
S&P Gold & Precious
Metals & Mining               100.00    80    90     90     60     50

  *$100 INVESTED ON 12/31/93 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF
     DIVIDENDS.
   FISCAL YEAR ENDING DECEMBER 31.

                        COMPENSATION COMMITTEE REPORT*

  There are seven members of the Compensation Committee of the Board of Directors, all outside directors. None of us is an employee or former employee and none of us has any other services arrangement with the Company. We develop and administer the Company's executive compensation policies. We evaluate management's performance and recommend the compensation level for officers and key employees to the full Board of Directors. We also administer the Company's stock option and other stock based compensation plans and decide on the amount of stock options and other stock-based incentives granted to officers and key employees, and we administer the Deferred Compensation Plan, the Supplemental Retirement Plan and the Executive Supplemental Retirement Plan. In developing compensation policies, we use the services of Compensation Resources Group Inc. as our consultants. We also use the Homestake Human Resources Department to develop information about compensation policies and practices of companies with which Homestake competes for executive personnel.

  The Company's executive compensation program has the following objectives:

  . Attract and retain key executives critical to the long-term success of the Company by offering competitive compensation packages.

  . Make a significant portion of compensation variable, rewarding superior performance.

  . Align the interests of the Company's management with the interests of the Company's Stockholders by developing compensation programs that link compensation directly to increases in Stockholder value.

  . Maintain an appropriate balance between base salary and performance-based compensation, with a higher proportion of compensation being performance-based as salary grade increases.

  The basic compensation program includes both cash and long-term, stock-based compensation. Officers and key employees also may participate in the Company's Savings Plan, which is generally available to all salaried employees and which provides for Company and employee matching contributions, and (if they are selected by the Compensation Committee) in the Company's Retirement Plan, the Supplemental Retirement Plan, and the Executive Supplemental Retirement Plan. Officers and key employees may also defer income under the Deferred Compensation Plan.

  Annual Cash Compensation. Annual cash compensation has two components, a base salary and an annual bonus. The objective is to provide a competitive compensation package, but one that emphasizes and rewards performance and success. With this in mind, the Company's policy is to pay base salaries that are generally competitive with the median of base salaries paid by comparable companies. We determine and recommend to the full Board a base salary for officers and key employees that takes into account individual performance, level of responsibility, experience and competitive factors. Competitive factors include general pay levels in other businesses, especially mining companies in the countries where the Company operates. To that end, the Company's Human Resources Department, under our direction, participates in and receives data from several surveys conducted by outside executive compensation consultants. In addition, the Human Resources Department conducts its own annual survey of salary increases in the mining industry. For 1998, this survey included Barrick Gold, Battle Mountain Gold, BHP, Cyprus, Echo Bay Mines, Hecla Mining, Independence, Kennecott, Kinross, Newmont Mining, Phelps Dodge, Placer Dome, Teck Mining and TVX. We use all of this information in recommending base salary levels, but we don't assign specific weight to any particular factor.

  The variable component of cash compensation is in the form of an annual bonus. In deciding on the bonus for each individual, we consider the Company's performance, the individual's performance and (where appropriate) departmental performance. Each officer and key employee is assigned a target bonus amount at the beginning of each year, based on his or her salary grade, that ranges from 20% to 50% of base salary. In addition,
--------
* The Compensation Committee Report shall not be deemed to be incorporated by reference in any filings of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

at the beginning of each year, both (i) Corporate Performance Objectives and
(ii) Department and Individual Performance Objectives are established and given a weighting percentage. When it comes time to decide on the amount of the bonus, the various Performance Objectives are assigned a "performance factor," which is a subjective assessment of how successful the person was in achieving the objectives. To determine the recommended bonus, the performance factor for each of the Corporate Performance Objectives and the Department and Individual Performance Objectives is multiplied by the weighting percentage and the product is multiplied by the target bonus amount. If results significantly exceed the objectives, it is possible to earn a bonus up to two times the target bonus. As a result, bonuses payable to particular individuals could equal as much as 40% to 100% of base salary. Each year, after we complete this analysis, we recommend bonuses for approval by the Board of Directors.

  The Corporate Performance Objectives for 1998 and the relative weight assigned to each were as follows: (i) improve average stock market capitalization per ounce of production relative to that of the S&P Gold and Precious Metals Index (50%), (ii) successfully integrate Plutonic Resources Limited (acquired in 1998) into Homestake and exceed the performance expectations for Plutonic that were established for 1998 (30%), (iii) maintain focus on growth of reserves and annual production to improve the quality of assets and lower costs (10%), and (iv) improve operating performance as measured by operating cash flow, production, cash costs and environmental, health and safety excellence (10%). For senior executives, 50% of the 1998 bonus was based on the Corporate Performance Objectives, and 50% was based on the each participant's Department and Individual Performance Objectives. In November 1998, after reviewing the year's performance by the Company, we approved a 128% performance factor relating to achievement of the Corporate Performance Objectives. In addition, in November 1998, we approved performance factors for achievement of Department and Individual Performance Objectives by senior executives that ranged from 97% to 136%.

  Long-term, stock-based compensation. The Company's executive compensation program also includes a Stock component. The purpose is to give officers and key employees an incentive to continue as employees of the Company over a long term and to align their long-range interests with those of our Stockholders by helping them increase their Stock ownership in the Company. In that way they can build a stake in the Company, the value of which will increase as the value of the Company's Stock increases. We believe that Stock-based compensation programs encourage key employees to maintain a long-term perspective.

  In 1996, you approved the Stock Option and Share Rights Plan--1996, which authorizes the issuance of stock options and other stock-based incentives, such as performance based and other types of restricted stock awards.

  For many years, the Company has used stock options to provide Stock-based compensation. We have the authority to decide on the recipients of stock option awards, the terms of options, and the number of shares subject to options. We limit the grant of stock options to a relatively limited number of employees who we believe can have a significant influence on Company policies and performance. For that reason, we granted stock options to 62 employees in 1998 (approximately 3.9% of total Company employees). We also believe that the number of options granted should give a strong incentive to increase share value, and that the number of options should increase in proportion to the relative potential influence of the particular employee on overall Company performance.

  In the first quarter of each year, we award stock options to officers and key employees of the Company and its subsidiaries. For each optionee, an annual target gain is established based on salary and a subjective evaluation of the perceived impact that he or she may have on the Company's success. We generally use the Black-Scholes option valuation formula to determine the appropriate number of stock options to be granted, with adjustments for particular employees where circumstances warrant. The Black-Scholes valuation formula is widely used by publicly held companies in the United States in granting stock options.

  We don't consider the number of outstanding options in determining annual option awards. The exercise price for options generally is determined by averaging the closing prices of the Stock on the New York Stock Exchange for the five trading days preceding the grant date. Options generally vest over a four-year period and have a 10-year term. In addition, from time to time we grant additional options to particular individuals in connection with significant promotions, in recognition of the fact that those persons have the potential to have a greater impact on the Company's future success. We also grant options in connection with the initial hiring of executives and key employees.

  In March 1997, we established stock ownership guidelines for the members of the Company's senior management as an additional means of aligning management's long-term interests with those of the Stockholders. We also decided that we should use restricted stock grants as a part of the Company's Stock-based compensation system, both to give senior management additional incentives to perform and remain with the Company, and to provide a means for them to increase their Stock ownership in the Company and meet the stock ownership guidelines. Accordingly, in March 1997, we approved three restricted stock programs.

  . Under the first program, we make restricted stock grants to members of senior management. These stock grants vest over time, but only if pre-established performance goals are met. Goals may include such things as improvements in earnings per share, increases in the value of the Company's Stock relative to other gold mining companies, and return on Stockholders' equity. In 1997, we made restricted stock grants for a total of 125,400 shares to thirteen senior managers, and we set annual achievement goals to be met at the end of 1997, 1998, 1999 and 2000. In 1998, we made additional restricted stock grants for a total of 255,900 shares to fourteen senior managers, and we set annual achievement goals to be met at the end of 1998, 1999 and 2000. The annual achievement goals for both the 1997 and 1998 grants are to close, by specific amounts each year, the gap between the Company's average market capitalization per ounce of production and that average for the companies comprising the S&P Gold and Precious Metals Index. The senior managers can earn 25% of the shares subject to the 1997 restricted stock grants and one-third of the shares subject to the 1998 restricted stock grants on each measurement date on which the annual achievement goals for that year's restricted stock grants are met, plus any shares that were not earned at a prior measurement date because the annual achievement goal for that measurement date was not met. The annual achievement goals for year-end 1997 were not met. The annual achievement goals for 1998 were met, and eleven senior managers earned a total of 56,400 shares under the 1997 restricted stock grants and twelve senior managers earned a total of 77,999 shares under the 1998 restricted stock grants.

  . Under the second program, we grant matching restricted stock to senior managers on the basis of one restricted share for each three shares owned by them that they "enroll" for matching grants. The matching grants vest after a number of years, but only to the extent the senior manager maintains continuous ownership of the "enrolled" shares throughout the vesting period. We made matching stock grants in 1997 to seven senior managers for a total of 23,587 shares and in 1998 to seven senior managers for a total of 11,195 shares. The senior managers are required to hold the "enrolled" shares under the 1997 and 1998 grants for five years to qualify and receive the matching stock.

  . Under the third program, we provide senior managers with an opportunity to exchange a portion of their annual cash bonuses for awards of restricted stock. The restricted stock awards are equal to 1.5 times the amount of the cash bonus to be exchanged, divided by the market value of the Company's Stock on the date of grant. The senior managers have to make the election several months in advance, before they know the amount of their bonus, if any, and well before they know the Stock price that will be used for the calculation. These restricted stock awards vest over a number of years, and the grantees must continue to be employed by the Company during the vesting period. In 1997, eight senior mangers elected to forego $253,700 in cash bonuses, and in exchange they received awards of 33,638 shares of restricted stock. In 1998, eight senior managers elected to forego $187,344 in cash bonuses, and in exchange they received awards of 23,665 shares of restricted stock. Under the 1997 and 1998 grants, 50% of the shares will vest after one year, an additional 25% will vest after two years, and the remaining 25% will vest after three years, but only if the senior manager is still an employee on the vesting date. The senior manager forfeits unvested shares if he or she does not continue to be employed on the relevant vesting dates. In 1998, seven senior managers vested in 15,163 shares of stock under the 1997 restricted stock awards.

  We will continue to regularly review the Company's executive compensation program to make sure that the Company's program is competitive with those of other companies that compete with Homestake for executive personnel.

  Chief Executive Officer's 1998 Compensation. Each year, we evaluate the compensation of the Chief Executive Officer, without the Chief Executive Officer or any other officer being present. In November 1997, after reviewing the proposed levels of 1998 compensation for other mining company executives and also considering the Company's 1997 performance and the Chief Executive Officer's 1997 performance, we decided that it would be appropriate to increase the 1998 base salary for Jack E. Thompson, the Chief Executive Officer, by approximately 3% from an annual rate of $475,000 to $490,000. Our recommendation was accepted by the Board of Directors.

  For 1998, we set a target bonus for Mr. Thompson at 50% of his annual base salary. We also decided that 50% of his bonus would be based on the extent of the achievement of the Corporate Performance Objectives and 50% would be based on his achievement of his Individual Performance Objectives. In November 1998, we made our annual bonus recommendations. As noted above, we approved a 128% performance factor for achievement of the 1998 Corporate Performance Objectives. After evaluating the Individual Performance Objectives established for Mr. Thompson in 1998, and after considering his performance during the year, including the leadership ability shown by him, we approved a 117% performance factor for achievement of his Individual Performance Objectives. That resulted in a recommended bonus of $300,000, and our recommendation was accepted by the Board of Directors.

  Other Executive Officers' 1998 Compensation. In November 1997, after reviewing the proposed levels of 1998 compensation for other mining company executives and also considering the Company's 1997 performance, we concluded that the 1998 base salaries for all other executive officers should be increased by approximately 3% over 1997 base salaries, and our recommendation was accepted by the Board of Directors. In November 1997, we set target bonuses for other executive officers at 25% to 50% of their annual base salaries. We also concluded that 50% of each executive officer's bonus should be based on the achievement of the Corporate Performance Objectives and 50% should be based on the achievement of the executive officer's Department and Individual Performance Objectives. In November 1998, we conducted our annual performance review and bonus recommendations. As noted above, we approved a 128% performance factor for achievement of the 1998 Corporate Performance Objectives. We reviewed the 1998 performance of each executive officer against his Department and Individual Performance Objectives, and we approved Department and Individual Performance factors for executive officers ranging from 97% to 136%. The resulting bonus recommendations ranged from 113% to 133% of the target bonuses for the executive officers, and our recommendations were accepted by the Board of Directors.

  Limitation on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code limits the deductibility of compensation of the Chief Executive Officer and four other highest paid executive officers to $1,000,000 per year (subject to certain exceptions). None of the Company's officers receives annual compensation in excess of the maximum deductible amount. If, because of competitive factors and individual performance, we should determine that it is appropriate to pay one or more executive officers in excess of annual maximum deductible amount, we expect that we would recommend such compensation.

March 15, 1999

                            COMPENSATION COMMITTEE

                  G. Robert Durham,         John Neerhout, Jr.
                   Chairman                 Peter J. Neff
                  Gerhard Ammann            Jeffrey L. Zelms
                  M. Norman Anderson
                  Douglas W. Fuerstenau

                      CERTAIN RELATED PARTY TRANSACTIONS

Agreement With Case Pomeroy

  When we acquired Felmont Oil Corporation (now Homestake Sulphur Company) in 1984, we and Case, Pomeroy & Company, Inc. (Case Pomeroy) entered into an Agreement since amended in 1989 and 1992. Mr. Robert H. Clark, Jr., one of our directors, and his family are controlling shareholders of Case Pomeroy. Each of Homestake and Case Pomeroy indirectly owns a 25 percent interest in the Round Mountain mine in Nye County, Nevada. Round Mountain Gold Corporation owns the other 50% and is the manager. Our Agreement provides that whenever we vote on matters requiring approval of a majority of the ownership interests, we and Case Pomeroy will agree in advance on what to do. The Agreement also provides that neither one of us will transfer any of our interest in Round Mountain, directly or indirectly, unless it is to the other or unless it is to someone approved by the other. Approval of a majority of the ownership interests is required for a number of things, including budgets and work programs for the mine.

Transactions With Case Pomeroy

  In 1985, Case Pomeroy transferred to Homestake all of Case Pomeroy's interest in certain unpatented mining claims and other mineral properties in the United States and Canada previously jointly owned by Case Pomeroy and Homestake Sulphur. Case Pomeroy kept a 2.5% net smelter return royalty interest in the properties and an option to convert any part of the royalty into a 40% participating interest in the property if commercial production appears feasible. No royalties have been paid. We have no obligation to explore, develop or spend any money on any of the property and we can drop any of the property at any time after we first offer it to Case Pomeroy.

                                PROPOSAL NO. 2

                   APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

  The Audit Committee recommended that we engage PricewaterhouseCoopers LLP as independent auditors to audit and report on our 1999 financial statements. Based on that recommendation, the Board appointed PricewaterhouseCoopers LLP as our auditors for 1999. However, we would like to have the Stockholders approve that appointment. If the Stockholders don't give their approval, the Board will consider the appointment of other independent auditors for 1999. However, because of the difficulty of substituting auditors in mid-year, it is likely that the Board would continue with PricewaterhouseCoopers LLP through 1999 even if Stockholder disapprove, and consider other auditors for the year 2000, unless there are other good reasons to make an earlier change.

  Representatives of PricewaterhouseCoopers LLP will be available at the Annual Meeting to respond to any questions you have.


         Your Board of Directors recommends a vote FOR this proposal.

                               OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 and related rules require our directors and executive officers to file reports of beneficial ownership and changes of beneficial ownership with the Securities and Exchange Commission and with the Company. After reviewing the reports filed by the directors and executive officers, we believe that the directors and executive officers filed all of the reports they were required to file in 1998 and that they filed the reports on time.

Stockholder Proposals

  The 2000 Annual Meeting of Stockholders will be held on May 9, 2000 unless the date is changed by the Board of Directors. If you are a Stockholder and you want to include a proposal in the Proxy Statement for the year 2000 Annual Meeting, you need to get it to us by no later than November 30, 1999. You should direct any proposals to our Corporate Secretary at the Company principal office in San Francisco, California. If you want to present a matter of business to be considered at the year 2000 Annual Meeting, under our By-laws you must give timely notice thereof, in writing, to the Secretary of the Company. To be timely, the notice has to be given between November 13, 1999 and February 28, 2000.

                                          By Order of the Board of Directors

                                          /s/ WAYNE KIRK

                                          Wayne Kirk
                                          Secretary

San Francisco, California
March 25, 1999

                                                                 SKU# 1600-PS-99

                           HOMESTAKE MINING COMPANY
                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 11, 1999

                    VOTING INSTRUCTION FORM FOR HOLDERS OF
                         HOMESTAKE CANADA INC. ("HCI")
                              EXCHANGEABLE SHARES

           These voting instructions are solicited on behalf of the
                            Board of Directors of
                           Homestake Mining Company

To holders of HCI Exchangeable Shares:

You are entitled to exercise voting rights at the Homestake Mining Company Annual Meeting to be held on May 11, 1999. You may instruct Montreal Trust Company of Canada, as trustee, to vote on your behalf. See paragraph A below. Alternatively, you may name one or more persons as proxy to vote on your behalf. See paragraph B below. Check the applicable boxes and, in the case of appointment of a proxy, insert the name of the person(s) chosen as your proxy in paragraph B (Check box A or box B):

[_] A. Voting Instructions to Montreal Trust Company of Canada. The undersigned hereby instructs Montreal Trust Company of Canada to vote as designated below, as to all HCI Exchangeable Shares held by the undersigned on March 15, 1999, at the Homestake Mining Company Annual Meeting or any postponement or adjournment thereof.

[_] B. Appointment of Proxy. The undersigned hereby appoints ____________ as proxy, with the power to appoint a substitute, and hereby authorizes a majority (or if only one, then that one) of them to represent and to vote as designated below, as to all HCI Exchangeable Shares held by the undersigned on March 15, 1999, at the Homestake Mining Company Annual Meeting or any postponement or adjournment thereof. (Persons holding proxies must attend the Meeting in order to vote).

               [                                                ]
                                AFFIX LABEL OF
                               INTERMEDIARY HERE

                   (if you are not a registered shareholder)
               [                                                ]

Business To Be Conducted:

1. Election of four Class III Directors of Homestake Mining Company (term of three years).

   [_] FOR all nominees listed below            [_] Withhold Authority
       (except as marked below)                     (on all nominees)

   The nominees for director are Gerhard Ammann, Richard R. Burt, Peter J. Neff and Carol A. Rae.

   Instruction: To withhold authority to vote for one or more nominees, print name(s) of nominee(s) on next line.

   _________________________________________________________________________

2. Appointment of PricewaterhouseCoopers as independent auditors for 1999.

   [_]  FOR       [_]  Against        [_]  Abstain

By execution of these voting instructions, the undersigned hereby authorizes Montreal Trust Company of Canada or the persons named as proxy (or their substitutes), as applicable, to vote in their discretion on such other business as may properly come before the meeting.

HCI EXCHANGEABLE SHARES WILL BE VOTED AS INSTRUCTED. IF NO DIRECTIONS ARE GIVEN, THE SHARES WILL BE VOTED FOR ITEMS 1 AND 2.

Dated ________________________, 1999
      (insert date of signing)

                    ______________________

                    ______________________

Sign exactly as name appears on this voting instruction form. If HCI Exchangeable Shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If holder is a corporation, sign in full corporate name by an authorized officer.

                                  DETACH HERE
--------------------------------------------------------------------------------

                                     PROXY


                           HOMESTAKE MINING COMPANY

                             650 California Street
                        San Francisco, California 94108

                 Annual Meeting of Stockholders - May 11, 1999
          This Proxy is Solicited on Behalf of the Board of Directors


   PROXY - The undersigned hereby appoints Jack E. Thompson, Gill J. Leathley and Wayne Kirk as proxies, each with the power to appoint a substitute, and hereby authorizes a majority (or if only one, then that one) of them to represent and to vote, as designated below, all shares of common stock of Homestake Mining Company held of record by the undersigned on March 15, 1999 at the annual meeting of stockholders, or any postponement or adjournment thereof.


*************                                                      *************
*SEE REVERSE*                                                      *SEE REVERSE*
*   SIDE    *      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      *   SIDE    *
*************                                                      *************

HOMESTAKE MINING COMPANY

   c/o EquiServe
   P.O. Box 8040
   Boston, MA 02266-8040

   -----------------
   Vote by Telephone
   -----------------
   It's fast, convenient, and immediate!
   Call Toll-Free on a Touch-Tone Phone
   1-877-PRX-VOTE (1-877-779-8683)

   -----------------------------------------------------------------------------
   Follow these four easy steps:

   1. Read the accompanying Proxy Statement and Proxy Card.

   2. Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683). For shareholders residing outside the United States call collect on a touch-tone phone 1-201-536-8073.

   3. Enter your 14-digit Control Number located on your Proxy Card above your name.

   4. Follow the recorded instructions.
   -----------------------------------------------------------------------------

   Your vote is important!
   Call 1-877-PRX-VOTE anytime!

   ----------------
   Vote by Internet
   ----------------
   It's fast, convenient, and your vote is immediately confirmed and posted.

   -----------------------------------------------------------------------------
   Follow these four easy steps:

   1. Read the accompanying Proxy Statement and Proxy Card.

   2. Go to the Website http://www.eproxyvote.com/hm

   3. Enter your 14-digit Control Number located on your Proxy Card above your name.

   4. Follow the instructions provided.
   -----------------------------------------------------------------------------

   Your vote is important!
   Go to http://www.eproxyvote.com/hm anytime!


   Do not return your Proxy Card if you are voting by Telephone or Internet

                                  DETACH HERE
--------------------------------------------------------------------------------
[X] Please mark votes as in this example.

1. Election of Class III Directors (term of three years).
   Nominees:  (01) Gerhard Ammann, (02) Richard R. Burt,
              (03) Peter J. Neff and (04) Carol A. Rae.

          FOR    [ ]                    [ ]  WITHHELD
          ALL                                FROM ALL
        NOMINEES                             NOMINEES

   [ ]
       -------------------------------------------------
       For all nominees except as noted above

2. Appointed of PricewaterhouseCoopers as independent auditors for 1999.

   FOR          AGAINST         ABSTAIN
   [ ]            [ ]             [ ]

   By execution of this proxy the undersigned hereby authorizes such proxies or their substitutes to vote in their discretion on such other business as may properly come before the meeting.

   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

   THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS NUMBER 1 AND 2.

   Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in full corporate name by an authorized officer.